                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COEUR D'ALENE MINES CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        COEUR D'ALENE MINES CORPORATION

                        400 COEUR D'ALENE MINES BUILDING
                               POST OFFICE BOX I
                                505 FRONT AVENUE
                           COEUR D'ALENE, IDAHO 83814

                                                                   April 1, 1997

Dear Shareholder:

     We are pleased to invite you to attend our Annual Meeting. This year it will be held the morning of Tuesday, May 13, 1997, at 9:30 A.M., local time, at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho. The primary business of the meeting will be to elect directors and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it wise for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, permit-stamped envelope which we have provided for your convenience.

                                            Sincerely,

                                            /s/ DENNIS E. WHEELER

                                            Dennis E. Wheeler
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                        COEUR D'ALENE MINES CORPORATION

                        400 COEUR D'ALENE MINES BUILDING
                                505 FRONT AVENUE
                               POST OFFICE BOX I
                           COEUR D'ALENE, IDAHO 83814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of Coeur d'Alene Mines Corporation (the "Company"), an Idaho corporation, will be held at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho, on Tuesday, May 13, 1997, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of Directors of the Company consisting of eight persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

          2. To ratify the selection of Ernst & Young as public accountants for the Company for the current fiscal year; and

          3. To transact such other business as properly may come before the meeting.

     Nominees for directors are set forth in the enclosed Proxy Statement.

     Only shareholders of record at the close of business on March 25, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ WILLIAM F. BOYD

Coeur d'Alene, Idaho                      William F. Boyd
April 1, 1997                             Secretary

                             YOUR VOTE IS IMPORTANT

     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation, by the Board of Directors of Coeur d'Alene Mines Corporation (the "Company"), of proxies of shareholders to be voted at the Annual Meeting of Shareholders to be held on May 13, 1997, and any and all adjournments thereof.

     Any shareholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about April 1, 1997, to shareholders of the Company.

                               VOTING SECURITIES

     All shareholders of record as of the close of business on March 25, 1997, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date, except that shareholders have cumulative voting rights in the election of directors. As of the close of business on March 25, 1997, a total of 21,890,971 shares of common stock, $1 par value per share (the "Common Stock"), and 7,077,833 shares of Mandatory Adjustable Redeemable Convertible Securities, $1 par value per share (the "MARCS"), were issued and outstanding.

     Under cumulative voting for directors, the number of votes a shareholder may cast is the number of shares held, multiplied by the number of directors being elected. Those votes may be cast however desired. For example, if you own 100 shares and eight directors are being elected, you have 800 votes which you may either cast for one candidate or distribute among the candidates, as you desire.

     Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the eight nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election) or, in their discretion, they may vote cumulatively for all or a lesser number of such nominees in order to elect the maximum number of Management's nominees; (2) FOR the ratification of the selection of Ernst & Young as the Company's independent public accountants; and (3) in their discretion with respect to such other business as properly may come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company has retained Morrow & Company, Inc., New York, New York, to assist it in the solicitation of proxies. That firm's charge to the Company will be $7,500 plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. All of the nominees currently are members of the Board. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below, or in the sole discretion of the persons named in the accompanying proxy, for a lesser number of such nominees in order to elect the maximum number of Management's nominees. The Company does not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

                                                                                       DIRECTOR
                                   NOMINEE                                     AGE      SINCE
-----------------------------------------------------------------------------  ---     --------
Dennis E. Wheeler............................................................  54        1978
  Chairman of the Board of the Company since May 1992; President since
  December 1980; Chief Executive Officer since December 1986; Chief
  Administrative Officer from December 1980 to December 1986; Secretary from
  January 1980 to December 1980; Senior Vice President and General Counsel
  from 1978 to 1980. Director of Sierra Pacific Resources (a public utility holding company).
Joseph C. Bennett............................................................  64        1981
  Mining Consultant. Director of Equity Oil Company.
Duane B. Hagadone............................................................  64        1987
  Chairman of the Board of The Hagadone Corporation, a company engaged in the newspaper and communications businesses, since 1966; Chairman of the Board of Hagadone Hospitality Co., which is engaged in the hotel and restaurant businesses, since 1983. Director of Washington Water Power Company.
James J. Curran..............................................................  57        1989
  Former Chairman of the Board and Chief Executive Officer, First Interstate
  Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from
  October 1991 to April 30, 1996; Chairman of the Board and Chief Executive
  Officer, First Interstate Bank of Oregon, N.A. from February 1991 to
  October 1991; Chairman, President and Chief Executive Officer of First
  Interstate Bank of Denver, N.A., from April 1990 to January 1991; Chairman,
  President and Chief Executive Officer of First Interstate Bank of Idaho,
  N.A., from July 1984 to March 1990. Director of Fred Meyer, Inc. (regional general merchandise retailer).
James A. Sabala..............................................................  42        1989
  Senior Vice President and Chief Financial Officer of the Company since June
  1989; Vice President -- Finance from 1987 to June 1989; Treasurer since
  1982; and Secretary from 1986 to March 1990. Certified Public Accountant.

                                                                                       DIRECTOR
                                   NOMINEE                                     AGE      SINCE
-----------------------------------------------------------------------------  ---     --------
James A. McClure.............................................................  72        1991
  Attorney with the Boise, Idaho law firm of Givens, Pursley & Huntley;
  Consultant with the Washington, D.C. consulting firm of McClure, Gerard &
  Neuenschwander, Inc. (President 1990-1996); United States Senator from
  Idaho from 1972 to 1990; former Chairman of the Senate Energy and Natural
  Resources Committee. Director of Boise Cascade Corporation (natural resources company) and The Williams Companies (petroleum and telecommunications company).
Jeffery T. Grade.............................................................  54        1993
  Chairman of the Board and Chief Executive Officer of Harnischfeger
  Industries, Inc., which is engaged in the manufacture of mining and material handling equipment and paper-making machinery and in computerized information systems and engineering services, since 1993; previously served as President and Chief Executive Officer of that corporation from 1992 to
  1993 and President and Chief Operating Officer of that corporation from
  1986 to 1992. Director of Harnischfeger Industries, Inc., Case Corporation
  (a manufacturer of farming and construction equipment), and Measurex
  Corporation (a manufacturer of central systems).
Cecil D. Andrus..............................................................  65        1995
  Governor of Idaho (1971-1977); Secretary of the Department of the Interior
  (1977-1981); Governor of Idaho (1987-1995). Director of Albertson's Inc. (a
  nation-wide grocery retail chain) and Key Corp. (commercial banking).
  Chairman of the Andrus Center for Public Policy at Boise State University;
  member "of counsel" of the Gallatin Group (a policy consulting firm).

 MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS
                           DIRECTORS OF THE COMPANY.

     The Board of Directors of the Company met eight times during 1996. The Company has an Audit Committee, consisting of Messrs. Curran, Grade and McClure, which met three times during 1996. The Board also has a Compensation Committee, comprised solely of outside directors and consisting of Messrs. Andrus, Bennett, Grade and Hagadone, which met three times during 1996. Each director attended all of the meetings of the Board of Directors and committees on which he served except Messrs. Andrus and Grade who were each absent from one meeting of the Board of Directors. The Company also has an Executive Committee of its Board on which Messrs. Bennett, Curran, Hagadone and Wheeler currently serve and which is authorized to act in the place of the Board of Directors on limited matters which require action between Board meetings. The Board of Directors does not have a nominating committee.

                                SHARE OWNERSHIP

     The following table sets forth information, as of March 25, 1997, concerning the beneficial ownership of the Company's Common Stock by shareholders known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock or MARCS, by each of the nominees for election as directors, and by all directors/nominees and executive officers of the Company as a group:

                                              COMMON STOCK                        MARCS
                                    ---------------------------------   -------------------------   PERCENT OF
                                      SHARES                              SHARES                      TOTAL
                                    BENEFICIALLY          PERCENT OF    BENEFICIALLY  PERCENT OF      VOTING
                                       OWNED              OUTSTANDING      OWNED      OUTSTANDING     POWER
                                    -----------           -----------   -----------   -----------   ----------
Franklin Resources, Inc.(1).......    1,944,248               8.9%        1,085,000       15.3%         6.7%
Federated Investors(2)............        3,500               *           1,176,500       16.6          4.1
R.B. Haave Associates, Inc.(3)....    1,043,200               5.1                --         --          3.6
Dennis E. Wheeler.................      132,585(4)(5)(6)       .60               --         --            *
Joseph C. Bennett.................        4,103(4)(6)          .02               --         --            *
James A. Sabala...................       38,008(4)(5)(6)       .17               --         --            *
Duane B. Hagadone.................       11,125(6)             .05               --         --            *
James J. Curran...................        8,157(4)(6)          .04               --         --            *
James A. McClure..................        1,453(4)(6)         *                  --         --            *
Jeffrey T. Grade..................        1,203(4)(6)         *                  --         --            *
Cecil D. Andrus...................        1,206(6)            *                  --         --            *
All officers and nominees
  for director as a
  group (16 persons)..............      284,796(5)(6)         1.3                --         --            *

---------------
(*) Holding constitutes less than .0l% of the outstanding shares.

(1) Franklin Resources, Inc. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777. Of the above shares of Common Stock, 896,210 shares may be acquired upon the conversion of the MARCS and 1,048,038 shares may be acquired upon the conversion of the Company's 6 3/8% Convertible Subordinated Debentures Due 2004.

(2) Federated Investors is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 1001 Lebery Avenue, Pittsburgh, PA 15222-3779.

(3) R.B. Haave Associates, Inc. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 36 Grove Street, New Canaan, CT 06840.

(4) Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(5) Holding includes 4,178 shares held in the Coeur d'Alene Mines Corporation Profit Sharing Retirement Trust of which the officer is a Trustee.

(6) Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Company's 1989 Long-Term Incentive Plan or its 1995 Non-Employee Directors'

    Stock Option Plan: Dennis E. Wheeler -- 83,388 shares; Joseph C.
    Bennett -- 1,103 shares; James A. Sabala -- 24,882 shares; Duane B.
    Hagadone -- 11,025 shares; James J. Curran -- 8,057 shares; James A.
    McClure -- 1,103 shares; Jeffery T. Grade -- 1,103 shares; Cecil D.
    Andrus -- 1,106 shares; and all officers and directors as a group -- 206,774 shares.

                        COMPENSATION AND RELATED MATTERS

HISTORY AND OBJECTIVES OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

     The Company's Executive Compensation Program (the "Program") was approved by the shareholders in 1989. Hewitt Associates, a leading, independent executive compensation consulting firm has rendered advice since the original plan was approved by the shareholders on the structure of an executive compensation program which provides incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect Company performance. During 1995, the Program was reviewed by Towers Perrins, an independent executive compensation consulting firm, and Hewitt Associates. As a result, the Compensation Committee revised the Program to remain competitive with mining industry peer companies and to align even further the financial incentives of management with the shareholders' interests, the Program was revised. The Company believes the Program is structured to motivate key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

COMPENSATION COMMITTEE

     The Company has a Compensation Committee composed entirely of outside directors. The Committee worked with the independent consultants and with the Chief Executive Officer to assure that the Program met the objectives set forth above, and is consistent with the plans of other companies in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, review recommendations of the independent consultant and recommend compensation to the Board of Directors. The selection of officers receiving grants of stock options and awards of Common Stock under the Program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation.

ELEMENTS OF THE PROGRAM

     The Program consists of three basic elements: 1) base salary, 2) annual incentive compensation, and 3) long-term incentive compensation. The Program is performance based. For the year 1996, 75% of each executive's annual incentive compensation was determined by the Company's overall performance relative to predetermined goals established by the Board of Directors, and the remaining 25% was determined by the executive's performance relative to his predetermined goals. Previously, 50% was determined by each executive's performance relative to his predetermined individual goals, and the remaining 50% was determined by the Company's overall performance relative to predetermined financial goals established by the Board of Directors. Goals of the Chief Executive Officer are set by, and reviewed by, the Compensation Committee which makes recommendations to the Board of Directors. Goals of other executives are set by the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board of Directors. Fifty percent of each executive's long-term incentive compensation is based upon the Company's total return to shareholders compared to a mining industry peer group and the remaining 50% consists of stock options which align the executive's compensation with shareholder interests.

COMPENSATION PROGRAM SUMMARY

     Under the Program, base salary and annual incentives are targeted at approximately the 50th percentile of that reported for other companies in the industry on a size-adjusted basis. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile, based on stated performance objectives. During 1996, the Company retained Hewitt Associates to determine if the executive compensation was in fact established at the targeted levels. The compensation of the Company's executive officers is also linked to the Company's financial performance as well as the individual officer's performance. As more fully discussed below under "Compensation Committee Report," annual incentive compensation awards under the Annual Incentive Plan (the "AIP") are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives and vary depending upon the individual's level of responsibility and impact on overall Company performance. The Program's Long-Term Incentive Plan (the "LTIP") is based upon a four-year performance period. The long-term incentives include options granted under the LTIP and performance shares (payable in shares of Common Stock and cash after a four-year performance period) granted under the Company's Long-Term Performance Share Plan (the "LTPSP"). The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of Common Stock that are issued after a four-year period are directly related to the market value of the Company's Common Stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a four-year performance period. In 1996, 75% of the annual incentive payments under the AIP and all long-term incentive awards under the LTIP and LTPSP directly related to Company performance. Previously, 50% of the annual incentive payments under the AIP and all long-term incentive awards under the LTIP and the LTPSP were directly related to Company performance.

     Since 1989, a total of 857,000 shares of Common Stock have been authorized for possible issuance under the Program. As of March 25, 1997, a balance of 351,358 shares remained available to underlie awards that may be granted in the future under the Program. Options for a total of 96,338 shares were granted to all participants in the Program in 1996.

              ---------------------------------------------------

     In 1996, the total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers of the Company declined from $587,637 in 1995 to $329,769 in 1996 and the total annual compensation declined from $1,626,656 to $1,426,148.

     The following Summary Compensation Table sets forth the annual salary, annual bonus (including cash and stock) and long-term compensation (including stock awards, options granted and long-term incentive cash payments) earned by the Company's Chief Executive Officer and the other four highest paid executive officers of the Company for services rendered during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                       -----------------------------------
                                                                                AWARDS
                                     ANNUAL COMPENSATION               -------------------------   PAYOUTS
                          ------------------------------------------                    SHARES     -------
                                                        OTHER ANNUAL   COMMON STOCK   UNDERLYING    LTIP      ALL OTHER
   NAME AND PRINCIPAL             SALARY      BONUS     COMPENSATION     AWARD(S)      OPTIONS     PAYOUTS   COMPENSATION
        POSITION          YEAR     ($)      ($)(1)(2)       ($)           ($)(3)        (#)(4)     ($)(5)       ($)(6)
------------------------  ----   --------   ---------   ------------   ------------   ----------   -------   ------------
Dennis E. Wheeler.......  1996   $378,710   $145,304         --             $--         32,068     $64,391     $ 39,739
  Chairman, President &   1995    356,824    244,969         --             --          43,880      83,016       35,670
  Chief Executive
    Officer               1994    326,607    215,963         --             --          15,600      54,141       32,786

Michael L. Clark........  1996    229,359     58,163         --             --          12,766      28,530       21,071
  Senior
    Vice-President --     1995    226,024    106,425         --             --          17,586          --       21,063
  Chief Operating
    Officer               1994    214,773    103,860         --             --           8,640          --       15,999

Michael C. Tippett......  1996    169,658     42,316         --             --           9,288      15,454       12,749
  Senior Vice
    President --........  1995    140,020     65,179         --             --          16,718      22,641       10,062
  Business Development &  1994    114,231     54,782         --             --           3,744      13,584        9,472
  Exploration

James A. Sabala.........  1996    166,488     46,778         --             --           9,362      25,360       19,132
  Senior Vice President
    --                    1995    165,238     94,545         --             --          11,069      33,086       18,087
  Finance & Chief         1994    162,738     82,764         --             --           6,336      21,578       13,644
  Financial Officer

William F. Boyd.........  1996    152,163     37,209         --             --           6,383      17,237       17,067
  Vice President,         1995    150,913     76,519         --             --           9,142      24,814       15,651
  Secretary and
    Corporate             1994    148,413     60,585         --             --           4,320      10,041       10,278
  Counsel

---------------
(1) Annual incentive payments under the AIP are based upon target award levels established by the Compensation Committee of the Company's Board of Directors (the "Committee") at the beginning of each annual performance period and vary depending upon each participant's responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. Commencing in 1996, 75% of the award value is based on overall Company financial performance and 25% is based on the participant's individual performance. Prior to 1996, 50% of the annual award was based on Company performance and 50% was based on individual performance. Company financial objectives underlying the measurement of Company performance include both total asset growth and cash flow return on total assets. The amounts reported above for 1994, 1995 and 1996 were paid in March of 1995, 1996 and 1997, respectively.

(2) Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus. In 1995, 1996 and 1997, the AIP amount was paid fully in cash. In 1994, one-half of the AIP award was paid in cash and one-half was paid in shares of Common Stock which was valued at the market value, based on the closing price of the shares on the New York Stock Exchange on the date of grant.

(3) No shares of Common Stock were awarded under the LTPSP in 1996. Shares of Common Stock awarded under the LTPSP are issued upon completion of a four-year performance period after the date of grant. Prior to 1993, the Program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards are paid in shares of Common Stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $15.125 per share closing price of the shares on the New York Stock Exchange on December 31, 1996) of the restricted shares of Common Stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at December 31, 1996, were as follows: Dennis E. Wheeler -- 15,445 shares ($233,606), James A. Sabala -- 6,435 shares ($97,329), Michael L. Clark --
    1,615 shares ($24,427), Michael L. Tippett -- 2,875 shares ($43,484) and
    William F. Boyd -- 2,076 shares ($31,400). Dividends on restricted shares are remitted to each executive as paid by the Company.

(4) Reports the number of shares underlying nonqualified options and incentive stock options granted under the LTIP during each of the respective years.

(5) Reports cash payouts (not awards) under the LTIP. Payments are made under the LTIP following the end of the four-year performance period after award. The above reported payments relate to awards made in 1993 and are based on the performance period ending December 31, 1996. See note 2 to the Long-Term Incentive Plan Awards Table below for additional information regarding the LTIP.

(6) Includes the Company's contributions to its Defined Contribution and 401K Retirement Plan (the "Retirement Plan") and amounts credited to the Company's Supplemental Retirement Plan (the "Supplemental Retirement Plan"). All full-time employees who have been employed for over one year and are at least 21 years old participate in the Retirement Plan. The amount of the Company's annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants' aggregate compensation; however, for the years 1994, 1995 and 1996 the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 6% of compensation, subject to a maximum contribution of $9,000. The Company contributes an amount equal to 50% of any such contributed amount. Accrued benefits under the Retirement Plan begin vesting after one year of employment and are fully vested after five years of employment. Retirement benefits under the Retirement Plan are based on a participant's investment fund account upon retirement, the participant's age and the form of benefit payment elected by the participant. The Company maintains the Supplemental Retirement Plan for its executive officers. Under the Supplemental Retirement Plan, an amount is accrued that equals the portion of the contribution to the Company's Retirement Plan that is restricted due to restrictions under ERISA. In 1996, Messrs. Wheeler, Clark, Sabala and Boyd were each credited with a contribution of $12,000 under the Retirement Plan and Mr. Tippett was credited with a contribution of $7,500. In 1996, Messrs. Wheeler, Clark, Sabala, Tippett and Boyd were credited with $27,739, $9,071, $7,132, $5,249 and $5,067, respectively, pursuant to the Supplemental Retirement Plan.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in March 1997 under the LTIP for services rendered in 1996, and their potential realizable values. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option. Also set forth is the amount of the increases in the value of all of the Company's outstanding shares of Common Stock that would be realized in the event of such annual rates of stock price appreciation.

                              OPTION GRANTS TABLE

                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                                 FOR OPTION TERM(4)
-----------------------------------------------------------------------------------    ------------------------------------------
                     NUMBER OF        % OF TOTAL
                      SHARES        OPTIONS GRANTED
                    UNDERLYING       TO EMPLOYEES
                  OPTIONS GRANTED      IN FISCAL         EXERCISE        EXPIRATION
      NAME            (#)(1)            YEAR(2)       PRICE ($/SH)(3)       DATE           0%           5% ($)         10% ($)
----------------- ---------------   ---------------   ---------------    ----------    ----------    ------------    ------------
Dennis E.
 Wheeler.........      32,068            33.29%             17.50          03/11/07        $    0         353,069         894,377
Michael L.
  Clark..........      12,766            13.25%             17.50          03/11/07             0         140,554         356,044
James A.
  Sabala.........       9,362             9.71%             17.50          03/11/07             0         103,076         261,106
Michael C.
  Tippett........       9,288             9.64%             17.50          03/11/07             0         102,261         259,042
William F.
  Boyd...........       6,383             6.63%             17.50          03/11/07             0          70,274         178,022
All Shareholders
  (5)............                                                                               0     241,019,591     610,539,181
Named Executive
  Officers' Gains
  as a % of All
  Shareholder
  Gains..........                                                                                            .32%            .32%

---------------
(1) The options include nonqualified and incentive stock options that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 96,338 shares granted to all employees.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5) Total dollar gains based on assumed annual rates of appreciation shown and the 21,890,971 shares of Common Stock outstanding on March 25, 1997.

     The following Aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 1996. No options were exercised during 1996 by such persons.

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                  NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                             SHARES ACQUIRED      VALUE         OPTIONS AT FY-END (#)     OPTIONS AT FY-END ($)(1)
           NAME              ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------  ---------------   ------------   -------------------------   -------------------------
Dennis E. Wheeler..........     --               --                 67,961/58,561                 $13,750/0
Michael L. Clark...........     --               --                 11,136/25,610                       0/0
James A. Sabala............     --               --                 19,320/17,986                       0/0
Michael C. Tippett.........     --               --                 14,881/18,979                       0/0
William F. Boyd............     --               --                 10,467/13,451                       0/0

---------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

     The following Long-Term Incentive Plan Awards Table sets forth, for each of the named executive officers, long-term incentive plan awards (not payouts) made in March 1997 for services rendered in 1996 under the LTPSP. (Payouts for the completed four-year performance periods ending in 1994, 1995 and 1996 are reported above under the Long-Term Compensation Payouts column of the Summary Compensation Table.)

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                                                  ESTIMATED FUTURE-PAYOUTS UNDER
                                                PERFORMANCE OR    NON-STOCK PRICE BASED PLANS(2)
                              NUMBER OF          OTHER PERIOD     ------------------------------
                           SHARES, UNITS OR    UNTIL MATURATION   THRESHOLD    TARGET    MAXIMUM
          NAME            OTHER RIGHTS(#)(1)      OR PAYOUT          (#)        (#)        (#)
------------------------  ------------------   ----------------   ---------    ------    -------
Dennis E. Wheeler.......         9,209            12/31/2000        4,605      9,209     13,814
Michael L. Clark........         3,666            12/31/2000        1,833      3,666     5,499
James A. Sabala.........         2,688            12/31/2000        1,344      2,688     4,032
Michael C. Tippett......         2,667            12/31/2000        1,334      2,667     4,001
William F. Boyd.........         1,833            12/31/2000          917      1,833     2,750

---------------
(1) Performance share awards under the LTPSP are based upon target award levels established by the Committee at the beginning of each four-year performance period and vary depending upon the participant's responsibilities and base salary. Awards under the LTPSP are paid after the end of a four-year performance period and may vary from 0% to 150% of the targets based on actual Company financial performance. Commencing with LTPSP awards made in 1993, 60% is paid in shares of Common Stock and 40% is paid in cash upon completion of the four-year performance period.

(2) Company financial performance for LTPSP award determination purposes is based on the Company's total shareholder return ("TSR") relative to a group of other companies in the precious metals mining industry (the "Comparable Group"). TSR equals the market price of the Company's Common Stock at the end of the four-year period plus dividends paid during the period, divided by the market price of the Common Stock at the beginning of the period. Actual award levels are based on the relative performance of the Company's TSR relative to the TSRs of the Comparable Group companies. The threshold performance level (i.e., the minimum amount payable) is reached if the Company's TSR is at the 30th percentile, in which case the percent of the target award is 50%. The target performance level is reached if the Company's TSR is at the 50th percentile, in which case the percent of the target award is 100%. The maximum performance level is achieved if the Company's TSR is at or above the 75th percentile, in which case the percent of the target award is 150%.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of outside members of the Company's Board of Directors (the "Committee"). The present members of the Committee are Cecil D. Andrus, Joseph C. Bennett, Jeffery T. Grade and Duane B. Hagadone. The fundamental philosophy of the Company's Executive Compensation Program is to offer competitive compensation opportunities based on the Company's performance and to a lesser extent individual performance. The Company and the Committee at least annually receive the services of Hewitt Associates, a leading, independent executive compensation consulting firm in connection with the implementation of the Company's Executive Compensation Program. In addition, the Committee also receives information from other mining company compensation studies. Compensation of the Company's executive officers is reviewed annually by the Committee and is directly linked to the Company's financial performance comparisons with other companies in the industry and shareholder interests. Total compensation opportunities are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted at approximately the 50th percentile of such companies on a size-adjusted basis.

     Annual incentive compensation awards under AIP declined significantly in 1996 from 1995 award levels. Such awards are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Company's Chairman/President/CEO to lower amounts for other executives) depending upon the individual's level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive's responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman/President/CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman/President/CEO are established by the Committee and for 1996 included objectives relating to the operation, management and growth of the Company. Accordingly, the Compensation Committee reviews the executive's performance relative to the predetermined goals and reports to the Board of Directors. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. Beginning with 1996, amendments to the program became effective as a result of which 75% of the target award value is based on financial performance of the Company measured by cash flow return as total assets and asset growth and 25% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. In 1996, the total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers declined from $587,637 in 1995 to $329,769 in 1996.

     Long-term incentive awards under the Plan consist of stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 50% is allocated to stock options granted under the LTIP and 50% is allocated to performance shares awarded under the LTPSP.

     Awards of stock options are based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the Common Stock on the date of grant. As of March 25, 1997, nonqualified stock options and incentive stock options to purchase a total of 399,778 shares of Common Stock at an average exercise price of $16.71 per share were outstanding.

     Performance shares awarded under the LTPSP are designed to award key executives for overall Company performance over a four-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. Before each four-year performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 60% for the Company's Chairman/President/CEO to lower amounts for other executives) for each participant depending upon the individual's level of responsibility and impact on overall total return to shareholders. Actual awards paid at the end of the four-year performance period vary from the initial award target based on the actual total shareholder return ("TSR") of the Company relative to the TSRs of a group of other companies in the precious metals mining industry (the "Comparable Group"). The companies in the Comparable Group are AMAX Gold, Inc., ASARCO, Inc., Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Meridian Gold, Inc., Hecla Mining Co., Homestake Mining Co., Newmont Gold Company, Pegasus Gold, Inc. and Placer Dome, Inc. TSR is the price of the Common Stock at the end of the year plus dividends during the year, divided by the market value of the Common Stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the four-year performance period, are paid 60% in shares of Common Stock and 40% in cash.

     In September 1995, following a review by Hewitt Associates of the annual base salaries paid by companies in the Comparable Group of other precious metals mining companies, the Committee recommended and the Board of Directors approved an increase in the annual salary of Dennis E. Wheeler, the Company's Chairman/President/CEO, in order for his salary to be approximately equal to the 50th percentile of the salaries paid to persons occupying comparable positions in the Comparable Group companies on a size-adjusted basis. Mr. Wheeler's salary was not increased in 1996 and has not been increased to date in 1997.

     Payments made in March 1997 under the AIP based on 1996 performance significantly declined from payments based on 1995 performance. As stated above, 75% of an AIP award is based on the prior year's growth of the Company's total assets and cash flow return on investment and 25% is based on individual performance measured against predetermined individual or group objectives. With respect to the individual performance portion of the March 1997 AIP award to the Company's Chairman/President/CEO, the award was based on 1996 performance and reflected the following Company performance accomplishments in 1996: (i) the increase in the Company's total revenues from $98.7 million in 1995 to $105.9 million in 1996; (ii) the increase in the Company's total gold and silver production from approximately 168,000 and 7.2 million ounces, respectively, in 1995 to record levels of approximately 214 and 9.5 million ounces, respectively, in 1996; (iii) the underwritten public sale in March 1996 of $150 million of MARCS, which contributed to the Company's ability to have approximately $168 million of cash and equivalents at the end of 1996 available for use in connection with the Company's growth; (iv) the Company's acquisition in September 1996 of the remaining 49% interest in the El Bronce Mine in Chile;
(v) the Company's acquisition in May 1996 of approximately 35% of the outstanding capital stock of Gasgoyne Gold Mines NL, an Australian gold mining company that has a 50% interest in the operating Yilgarn Star Mine in Western Australia; and (vi) although the Company was required in 1996 to recognize a $53 write-down of its investment in the Golden Cross Mine in New Zealand as a result of deep-seated land movement under the mine's tailings dam, the Company's remedial measures, and acquisition of governmental approval to raise the crest of the tailings dam, enabled the Company to continue mining operations there through at least the end of 1997.

                                Compensation Committee of the Board of Directors
                                                     Joseph C. Bennett, Chairman
                                                                 Cecil D. Andrus
                                                                Jeffery T. Grade
                                                               Duane B. Hagadone

SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN

     Pursuant to the Company's Supplemental Retirement Deferred Compensation Plan, officers may defer up to 50% of their salary as well as 100% of the cash portion of awards under the AIP and LTPSP. Amounts deferred accrue interest at a prime lending rate not to exceed 10% and payout may be effected by a lump sum or an annuity.

DIRECTORS' FEES

     Pursuant to the Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, outside directors of the Company must receive at least $5,000 of their director fees in the form of stock options in lieu of $5,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. The Company is one of very few, if any, companies in the mining industry that require its directors to receive a portion of their directors' fees in stock options in lieu of cash compensation. Information relating to options granted to outside directors on January 3, 1996, was set forth in last year's proxy statement relating to the 1996 Annual Meeting of Shareholders. The following table sets forth information regarding options that were granted under the Plan to non-employee directors on January 2, 1997:

                                         AMOUNT OF FOREGONE       NUMBER OF SHARES         OPTION EXERCISE
       NAME OF OUTSIDE DIRECTOR           DIRECTOR'S FEES       SUBJECT TO OPTION(1)      PRICE PER SHARE(2)
---------------------------------------  ------------------     ---------------------     ------------------
Cecil D. Andrus........................       $  5,000                     692                 $15.1875
Joseph C. Bennett......................          5,000                     692                  15.1875
James J. Curran........................         50,000                   6,916                  15.1875
Jeffrey T. Grade.......................          5,000                     692                  15.1875
Duane B. Hagadone......................         50,000                   6,916                  15.1875
James A. McClure.......................          5,000                     692                  15.1875
                                              --------                  ------
     Total.............................       $120,000                  27,352
                                              ========                  ======

---------------
(1) The number of shares is determined by dividing each outside director's foregone directors' fees by the per-share value of an option using the Black-Scholes option valuation method.

(2) The option exercise price is equal to the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on January 2, 1997, which was the date of grant.

     Committee members receive no compensation for their services.

DIRECTORS' RETIREMENT PLAN

     Pursuant to the Directors' Retirement Plan of the Company, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year's retirement benefit is equal to 40% of the outside director's annual compensation as a director of the Company at the time of retirement.

CHANGE IN CONTROL PROVISIONS

     In the event of a change in control of the Company, as defined below (a "Change in Control"), all awards under the Program fully vest as follows: (i) all unvested stock options become fully exercisable; (ii) any unvested shares of restricted stock become fully vested so that the restrictions on the sale of such stock lapse on the Change in Control date; and (iii) cash or Common Stock payments of performance awards made under the Program must be fully paid within 30 days following the date of the Change in Control. A Change in Control of the Company for purposes of the Program is deemed to occur in the event of (i) an organization, group or person acquires beneficial ownership of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (ii) a majority of the members of the Company's Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board; (iii) a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a Change in Control of the Company; or (iv) the Company is combined with or acquired by another company and the Board determines, either before or after such event, that a Change in Control will or has occurred.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a three-year term of employment through June 1, 1999, and which is automatically extended for one year on June 1 of each year unless terminated or modified by the Company by written notice. Mr. Wheeler's employment agreement includes the same Change in Control provisions as those included in the Executive Severance Agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of such death.

     On June 28, 1994, the Company extended through December 31, 1996, and continuing from year-to-year thereafter unless terminated by the Company by written notice, the Executive Severance Agreements with nine executive officers and one key managerial employee of the Company ("Executives") pursuant to which certain benefits will be payable to the Executives in the event of a Change in Control of the Company and the termination of the Executive's employment within two years after such Change in Control for any reason other than for cause, disability, death, normal retirement or early retirement. (The term "Change in Control" for purposes of the Executive Severance Agreements has the same meaning as that discussed above under "Change in Control Provisions.")

     The benefits payable to an Executive in the event of a Change in Control and such termination of employment are (i) the continued payment of the Executive's full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided under the AIP and LTPSP for the two years following such termination of employment; (ii) the continued payment by the Company during that period of all medical, dental and long-term disability benefits under programs in which the Executive was entitled to participate immediately prior to termination of employment; (iii) acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by the Company to the Executive under the Program; and (iv) the granting to the Executive of continued credit through the two-year period following termination of employment for purposes of determining the Executive's retirement benefits under the

Company's Retirement Plan. Each Executive Severance Agreement provides that if the severance payments provided thereunder would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the Executive's average annual taxable compensation during the five-year period preceding the Change in Control.

                                 PROPOSAL NO. 2

                            INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed Ernst & Young to serve as the Company's independent public accountants for the current fiscal year. Ernst & Young has served since 1981 in that capacity. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Ernst & Young to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Ernst & Young will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total shareholder return with the S&P 500 Index, which is a performance indicator of the overall stock market, and a Company-determined peer group.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG COEUR D'ALENE MINES CORPORATION, S&P 500 INDEX
                              & PEER GROUP INDEX**
                                   [GRAPH]

                                   COEUR D
                                 ALENE MINES
      MEASUREMENT PERIOD         CORPORATION       S&P 500        PEER GROUP
    (FISCAL YEAR COVERED)        COMMON STOCK       INDEX          INDEX**
DEC. 1991                              100             100             100
DEC. 1992                            82.42          107.61           92.39
DEC. 1993                           153.87          118.41          159.49
DEC. 1994                           117.97          120.01          131.86
DEC. 1995                           124.43          164.95          147.54
DEC. 1996***                        110.79          202.73          141.85

Assumes $100 invested on January 1, 1991, in the Company's Common Stock, S&P 500 Index and a peer group index.
---------------
  * Total return assumes reinvestment of dividends.

 ** The issuers of common stock included in the peer group index are Amax Gold, Inc., ASARCO Incorporated, Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Meridian Gold, Inc., Hecla Mining Company, Homestake Mining Company, Newmont Gold Company, Pegasus Gold, Inc. and Placer Dome, Inc.

*** Fiscal year ending December 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 1996 were timely filed except that the Form 3 of Robert Martinez reporting his appointment on September 10, 1996, as Vice President-Engineering and Operational Services of the Company, which should have been filed on September 20, 1996, was filed on September 24, 1996.

                           1998 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Secretary of the Company, 400 Coeur d'Alene Mines Building, Post Office Box I, Coeur d'Alene, Idaho 83814 no later than December 2, 1997, in order for them to be considered for inclusion in the 1998 Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

     This Proxy Statement is accompanied by the 1996 Annual Report of the Company which includes financial statements for the year ended December 31, 1996. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                                          By order of the Board of Directors,

                                          COEUR D'ALENE MINES CORPORATION

                                          /s/ WILLIAM F. BOYD

                                          William F. Boyd
                                          Secretary

Coeur d'Alene, Idaho
April 1, 1997

                         COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX 1
                           COEUR D'ALENE, IDAHO 83814

                               COMMON STOCK PROXY

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 13, 1997, 9:30 A.M., LOCAL TIME



The undersigned appoints Dennis E. Wheeler or, in his absence, William F. Boyd, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 13, 1997, or at any adjournment thereof, with all powers the undersigned would have if personally present.




                                                    (Continued on reverse side)


        THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO OTHER MATTERS OF                  [X] Please mark
        BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO                         your votes like
        DIRECTION IS MADE, THIS PROXY WILL BE VOTED FORPROPOSALS 1 AND 2.                               this in blue or
                                                                                                        black ink

                                             THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:
                                   FOR all eight         WITHHOLD                                             FOR   AGAINST  ABSTAIN
1.  TO ELECT DIRECTORS            nominees (except       AUTHORITY             2. TO RATIFY THE SELECTION     [  ]    [  ]     [  ]
    C.D. ANDRUS, J.C. BENNETT,    as marked to the     to vote for all         OF ERNST & YOUNG AS THE
    J.J. CURRAN, J.T. GRADE,       contrary below)  Nominees listed at left.   COMPANY'S INDEPENDENT PUBLIC
    D.B. HAGADONE, J.A. McCLURE,       [  ]                 [  ]               ACCOUNTANTS FOR 1997.
    J.A. SABALA and D.E. WHEELER


                                                                               3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                                                                               VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE
                                                                               MEETING.

(INSTRUCTION: TO WITHHOLD AUTHORITY for any individual nominee, write that nominee's name in the space provided below.)

================================================================

                                                                               Dated:                                         , 1997
                                                                                       ---------------------------------------

                                                                               ------------------------------------------------
                                                                               Signature of Stockholder

                                                                               ------------------------------------------------
                                                                               Signature of Stockholder

                                                                               Sign exactly as your name appears hereon. When
                                                                               signing in a representative or fiduciary capacity,
                                                                               indicate the title. If shares are held jointly, each
                                                                               holder should sign.

          PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN
                      THE ENCLOSED POSTAGE-PAID ENVELOPE.

                         COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX 1
                           COEUR D'ALENE, IDAHO 83814

                   MANDATORY ADJUSTABLE REDEEMABLE CONVERTABLE
                                SECURITIES PROXY

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 13, 1997, 9:30 A.M., LOCAL TIME


The undersigned appoints Dennis E. Wheeler or, in his absence, William F. Boyd, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation Mandatory Adjustable Redeemable Convertible Securities the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 13, 1997, or at any adjournment thereof, with all powers the undersigned would have if personally present.

                                                     (Continued on reverse side)


        THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO OTHER MATTERS OF                  [X] Please mark
        BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO                         your votes like
        DIRECTION IS MADE, THIS PROXY WILL BE VOTED FORPROPOSALS 1 AND 2.                               this in blue or
                                                                                                        black ink

                                             THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:
                                   FOR all eight         WITHHOLD                                             FOR   AGAINST  ABSTAIN
1.  TO ELECT DIRECTORS            nominees (except       AUTHORITY             2. TO RATIFY THE SELECTION     [  ]    [  ]     [  ]
    C.D. ANDRUS, J.C. BENNETT,    as marked to the     to vote for all         OF ERNST & YOUNG AS THE
    J.J. CURRAN, J.T. GRADE,       contrary below)  Nominees listed at left.   COMPANY'S INDEPENDENT PUBLIC
    D.B. HAGADONE, J.A. McCLURE,       [  ]                 [  ]               ACCOUNTANTS FOR 1997.
    J.A. SABALA and D.E. WHEELER


                                                                               3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                                                                               VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE
                                                                               MEETING.

(INSTRUCTION: TO WITHHOLD AUTHORITY for any individual nominee, write that nominee's name in the space provided below.)

================================================================

                                                                               Dated:                                         , 1997
                                                                                       ---------------------------------------

                                                                               ------------------------------------------------
                                                                               Signature of Stockholder

                                                                               ------------------------------------------------
                                                                               Signature of Stockholder

                                                                               Sign exactly as your name appears hereon. When
                                                                               signing in a representative or fiduciary capacity,
                                                                               indicate the title. If shares are held jointly, each
                                                                               holder should sign.

          PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN
                      THE ENCLOSED POSTAGE-PAID ENVELOPE.